Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vita Food Products, Inc.

Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52261 and 333-116465) of Vita Food Products, Inc. and Subsidiary of our report dated February 15, 2006, except for certain matters described in Note 4, as to which the date is March 24, 2006, relating to the consolidated financial statements which appear in this Form 10-K.

Chicago, Illinois	/s/ BDO Seidman, LLP
March 29, 2006